UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 12, 2015
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WOLVERINE WORLD WIDE, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-06024	38-1185150
(State or other jurisdiction of incorporation)	(Commissoin File Number)	(IRS Employer Identification No.)

9341 Courtland Drive N.E., Rockford, Michigan	49351
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (616) 866-5500
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On February 12, 2015, the Board of Directors (the “Board”) of Wolverine World Wide, Inc. (the “Company”) adopted Amended and Restated By-Laws (the “By-Laws”). The By-Laws became effective immediately upon their adoption by the Board. A description of the changes to the former By-Laws is provided below.

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Stockholder Nomination of Directors: The revised By-Laws clarify procedures for nominating persons for election to the Board. The revised By-Laws also clarify information required in notices from stockholders nominating persons for election to the Board and proposing other corporate actions. Such notices must include information regarding the stockholder, its affiliates and associates and information as to whether the stockholder has complied with all disclosure requirements with respect to the Company’s securities. (Article II, Section 4)

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Stockholder Voting Standard: The revised By-Laws provide that for all matters other than election of directors, the outcome of shareholder votes shall be determined by a majority of all votes cast on the matter affirmatively or negatively. The former By-Laws provided that such matters are decided by a majority of the voting power present at the meeting and entitled to vote on the matter. The revised By-Laws also provide that a director shall be elected if the number of votes properly cast “for” a nominee exceeds the number of votes properly cast “against” such nominee, provided that, if the number of nominees exceeds the number of directors to be elected, directors shall be elected by a plurality of the votes cast. (Article II, Section 8)

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Director Resignation: The revised By-Laws specifically allow for a director to resign upon notice given by electronic transmission to the Company, and such resignation shall become effective upon delivery to the Company unless the notice specifies a later effective date. (Article III, Section 1(e))

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Meetings of Newly-Elected Board: The revised By-Laws delete in its entirety a provision specifying required timing of the first meeting of each newly elected Board and notice requirements pertaining to such meeting. (Article III, former Section 4)

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Notice of Board Meetings: The revised By-Laws allow special meetings of the Board to be called on 24 hours’ notice to each director. The former By-Laws required "two days’" notice. (Article III, Section 5)

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Board Action: The revised By-Laws clarify that Board action taken at a meeting shall be determined by a vote of a majority of the directors present, provided a quorum is present at that time. The revised By-Laws also provide that: (i) the Board or any of its committees may take action without a meeting by unanimous consent in writing or by electronic transmission; and (ii) a Board member (or person who will become a Board member by the time the consent becomes effective) may provide that a consent will become effective at a future time (not more than 60 calendar days from the time of instruction), and consent shall be deemed to have been given at such effective time unless revoked prior to effectiveness. (Article III, Sections 6 and 9)

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Election and Resignation of Officers: The revised By-Laws delete language indicating that officers of the Company and the Chairman of the Board would be elected at a specific required time. The revised By-Laws also remove the prohibition on the Chief Executive Officer additionally holding the position of vice-president or secretary. In addition, the revised By-Laws specify that any resignation by an officer or the Chairman of the Board may also be given by electronic transmission. (Article V, Sections 1 and 2)

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Board Meeting Procedures: The revised By-Laws provide that if the Chairman of the Board is not present at a Board meeting, another director chosen by the Board of directors shall preside over the meeting. (Article V, Section 3)

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Powers of the Chief Executive Officer: The revised By-Laws delete language that would give the Chief Executive Officer the power to make temporary suspensions or appointments of officers of the Company. (Article V, Section 5)

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Description of Offices of President, Secretary, Treasurer and Executive Officers: The revised By-Laws add a description of the office of President. The revised By-Laws also remove various specified duties of the Secretary and Treasurer to provide greater flexibility to the Board. A description of “Executive Officers” has been deleted in its entirety. (Article V, Sections 6, 8, and 9 and former Section 12)

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Subsidiaries: The revised By-Laws delete in its entirety a provision regarding stock of subsidiaries and further delete language pertaining to information rights of divisional officers. (Article VI, Section 2 and former Sections 2 and 3)

•	Checks: The revised By-Laws delete in its entirety a provision regarding the signing of checks. (Article VIII, former Section 3)

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Voting Securities: The revised By-Laws clarify that the Board, the Chief Executive Officer or any authorized person shall have full power and authority to attend, act and vote, or execute a proxy authorizing an attorney in fact to act and vote, on behalf of the Company at any meetings of security holders or other holders of other equity interests of any entity in which the Company holds any such securities or other equity interests. The former By-Laws did not permit that authority to be provided to any authorized person and authority was limited to corporations. (Article VIII, Section 5)
The amendments to the By-Laws also include immaterial language changes and clarifying or conforming changes. The foregoing summary description is qualified in its entirety by reference to the copy of the Amended and Restated By-Laws filed hereto as Exhibit 3.1 to this report and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits:

3.1	Amended and Restated By-Laws of Wolverine World Wide, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:	February 19, 2015	WOLVERINE WORLD WIDE, INC. (Registrant)

/s/ Brendan M. Gibbons
Brendan M. Gibbons
Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit Number	Document

3.1	Amended and Restated By-Laws of Wolverine World Wide, Inc.

5